Exhibit 10.1

Baoding City Digital TV Set-top Box Supply Contract	Contract No.: BP20080111

SET-TOP BOX SUPPLY CONTRACT

Party A: Daoding Bai Shi Kai Li Cable Broadcasting and TV Integrated Information Network Co., Ltd.

Address: No.64, Chaoyang Street, Daoding City, Hebei Province

Tel.: 0312-3311632                                    Fax: 0312-3035874

Party B: Vecast China Co., Ltd.

Address: 5/F, No.18, Hongda North Road, Beijing Economy & Technology Development Park, Beijing

Tel.: 010-67863500                                    Fax: 010-67874921

Party C: Huizhou Jiulian Technology Co., Ltd.

Address: 18/F, Huayang Building, Yand Da Yi Road, Huizhou City, Guangdong Province

Tel.: 0752-5839155                                    Fax: 0752-2526660

1. PARTIES AND PROJECT

Party A is a cable TV net integrated operator in Baoding City, and provides the service of accessing and transmission of information and contents to users. Party A is the purchaser in the Project and shall purchase the equipment and pay the Contract Price in accordance with this Contract;

Party B is a digital TV equipment and value-added service provider, and is responsible for investment in the digital TV front-end system in Beading City and supply of the set-top boxes jointly with Party C;

Party C is a professional manufacturer of electronic products and responsible for manufacturing the digital TV set-top boxes for Party A in accordance with this Contract.

In order to successfully complete the project of overall conversion of digitalized cable TV system in Baoding City ("Overall Conversion") and to supply the quality products and perfect services to the cable TV users, the Parties hereby enter into the following terms and conditions regarding the supply of digital TV set-top boxes required for the Overall Conversion in Baoding City based on the principles of equality, voluntariness, creditability and reciprocity, through the friendly negotiation and in accordance with the Contract Law of the People's Republic of China.

Baoding City Digital TV Set-top Box Supply Contract	Contract No.: BP20080111

The Parties will jointly complete the overall conversion of digitalized cable TV system in Baoding City on the basis of the obligations of each Party hereunder, including supply of the digitalized TV set-top boxes required for the conversion, implementation of the specific overall conversion works and the before-sale and after-sale services for users.

2. RIGHTS, RESPONSIBILITIES AND OBLIGATIONS OF THE PARTIES 2.1 Rights, Responsibilities and Obligations of Party A

2.1.1 To coordinate with the local government, the broadcasting and TV bureau and the network company of Hebei Province to ensure the successful implementation of the Overall Conversion;

2.1.2 To prepare the implementing plan for the Overall Conversion;

2.1.3 To implement the Overall Conversion of digitalized TV in Baoding City, formulate the operational procedures and improve the FAQs for the users;

2.1.4 To build a calling center, answer the questions raised by the users, accept the users' complaints and direct the relevant agencies to provide the services to users;

2.1.5 To draft the user network protocol, etc.; 2.1.6 To grant license to the TV receiving system;

2:1.7 To provide Party B with the data regarding the progress of the Overall Conversion and the data required for the after-sale services;

2.1.8 To ensure the safety of the cable TV circuit and the normal transmission of digitalized TV signals;

2.1.9 To test and accept the sample set-top boxes manufactured by Party C in accordance with the Set-top Box Specifications (refer to Appendix A) and issue a Sample Performance Testing Report; the samples and the Sample Performance Testing Report shall become the standards of technical performance and acceptance for mass production of the set-top boxes;

2.1.10 To complete the testing and acceptance of the received set-top boxes, and issued to Party B and Party C the Acceptance Report and the Confirmation of Acceptance of Equipment in the Batch (collectively as "Documents", refer to Appendix B hereto for the format) (issue a copy thereof to Party B and issue an original thereof to Party C) within 30 days upon receipt of the set-top boxes according to Article 5.4 hereof and as per the result of testing and the actual quantity used in the batch;

2.1.11 To retrieve the set-top boxes from the users who refuse to pay the digital TV subscription fee;

2.1.12 To timely and fully pay the price of the set-top boxes (including the interests of Party C's bank loans) in accordance with this Contract; and

2.1.13 To bear all costs and expenses incurred from Party A's performance of the obligations mentioned above.

Baoding City Digital TV Set-top Box Supply Contract	Contract No.: BP20080111

2.2 Rights, Responsibilities and Obligations of Party B

2.2.1 To provide the technical solution and subsequent R&D service to the set-top boxes according to the requirements of Party A, and to timely supply the set-top boxes to Party A as per the specifications and quantity stipulated herein;

2.2.2 To assist Party A in the marketing and promotion of the Overall Conversion, participate in formulating the strategy of products, processes and marketing of the Overall Conversion, and participate in providing the services relating to the Overall Conversion, such as distribution of set-top boxes, user training and coordination of technical team in the Overall Conversion;

2.2.3 To install the set-top boxes in the Overall Conversion, and provide information and door-to-door services relating to the set-top boxes within seven days after installation, while Party A shall provide the door-to-door services from the eighth day;

2.2.4 To provide Party A with a temporary business office to distribute the set-top boxes to users, and deploy necessary on-site service personnel to assist Party A in promoting and distributing the set-top boxes; the said business office must has the capacity to accommodate 5,000 sets of set-top boxes;

2.2.5 To fully support Party A in establishing a comprehensive interactive platform, and try to achieve the objective of development of value-added services with the input of resources from Party A and Party B;

2.2.6 To communicate with Party A and Party C, and jointly prepare and adjust the set-top production and delivery plan, ensure the punctual and full delivery of set-top boxes and avoid excessive inventory;

2.2.7 To satisfy the terms of payment stipulated herein and avoid insufficient or excessive delivery, Party B shall set up a set-top box turnover warehouse ("Central Warehouse") in Baoding City. The set-top boxes in the Central Warehouse shall be otherwise purchased by Party B from Party C subject to a separate purchase contract signed between Party B and Party C. The Central Warehouse must accommodate up to 5,000 sets of set-top boxes, to coordinate with the sale and delivery of the stocks of set-top boxes;

2.2.8 If Party C cannot finish the production task according to the new requirement due to any change in the scheduled delivery plan determined by the Parties, Party A may pick up the stocks in the Central Warehouse to implement the Overall Conversion. The products delivered from the Central Warehouse shall be deemed as the delivery hereunder and also the stocks lent by Party B to Party C, and therefore Party C must return the set-top boxes to Party B within 30 days after the stocks are picked up by Party A;

2.2.9 Party B and Party C agree that 3,000 sets of set-top boxes shall be transferred to the Central Warehouse from 8,000 sets delivered in the month;

2.2.10 To timely communicate with the financial and product management departments of Party A and Party C, and check the inventory with Party A at least once a week and check the quantity of delivered products; to inspect the quality and quantity of products delivered by Party C; to procure Party A to make payment and procure Party C to deliver the products in accordance with this Contract;

Baoding City Digital TV Set-top Box Supply Contract	Contract No.: BP20080111

2.2.11 To pay the royalty for the license of CA, EnReach browser and other software required for Party A's set-top boxes, which will not be paid by Party A or Party C; and

2.2.12 To ensure the products conform to 3C qualification requirement of relevant national authority, and the requirement of network access inspection and quality supervision of SARFT.

2.3 Rights, Responsibilities and Obligations of Party C

2.3.1 To produce the set-top boxes in accordance with this Contract and the Specifications of Set-top Boxes;

2.3.2 To provide one-year warranty service for the set-top boxes, and provide the paid maintenance services after expiration of the warranty period according to this Contract and the applicable state regulations; the warranty service for the critical parts, such as main chip, memory and radio frequency head shall be three years;

2.3.3 To produce and deliver the products in accordance with this Contract, and ensure the timely delivery and quality of the products; to actively satisfy Party A's and Party B's requirements for improvement and enhancement of product quality, and provide operation training to Party A;

2.3.4 To provide perpetual free software upgrades for the set-top boxes according to Party A's requirement;

2.3.5 The set-top boxes produced by Party C must comply with the applicable state laws and regulations, and pass the Chinese compulsory certification (3C certification) adopted by the designated certifying institute, obtain the Chinese compulsory certification issued by the designated certifying institute and attach an appropriate label on the set-top boxes;

2.3.6 To provide the exterior packing in compliance with Party A's requirement;

2.3.7 The set-top boxes produced by Party C must pass the inspection of SARFT and obtain the network access permit from SARFT;

2.3.8 The package of the set-top boxes must printed the enterprise standard number;

2.3.9 In case of return of any set-top box by users due to any defect, Party C shall repair or replace such product;

2.3.10 Upon receipt of the products from Party C, Party C shall make the preliminary inspection together with Party A and Party B; if it is found there is any shortage or inconformity in the preliminary inspection report, Party C shall make up the deficient products and replace the substandard products;

2.3.11 The conformity rate of the products in unpacked inspection shall be no less than 97%; if the actual conformity rate is less than 97%, all products in the batch shall be deemed as substandard, and all losses resulting therefrom shall be borne by Party C;

2.3.12 Party C shall provide the "guaranteed return, repair and replacement" services in accordance with the applicable laws and regulations, such as the Law on Protection of

Baoding City Digital TV Set-top Box Supply Contract	Contract No.: BP20080111

Interests of Consumers and the Law of Product Quality;

2.3.13 Party C shall provide paid maintenance services to the products damaged due to artificial reason during the warranty period, at the maintenance service rate and time period in accordance with the relevant state regulations regarding electronic products and Party C's warranty undertaking;

2.3.14 After expiration of the warranty period, Party C shall provide the paid maintenance services to the products according to the relevant state regulations;

2.3.15 The warranty period of the products shall commence from the date of invoices issued by Party A to the users; and

2.3.16 Party C shall set up an after-service office at Party A's site and dispatch the appropriate after-sale service personnel, and ensure that the quality of after-sale services provided to the users shall not be lower than the commitment made by Party A to the users.

3. PRICE AND TERMS OF PAYMENT

3.1 The unit price of the set-top boxes provided by Party B to Party C is RMB 464.5 per set, inclusive of all costs of the set-top boxes (including the cost of browser and other third-party software), transportation (including the return of products to be repaired), Party C's bank loan interests and the costs of technical services and marketing services provided by Party B.

3.2 The unit price of the set-top boxes produced by Party C with the consignment of Party B is RMB 432.5 per set, inclusive of all costs of the products produced by Party C, transportation (including the return of products to be repaired) and Party C's bank loan interests.

3.3 Party A shall confirm its debt to Party C as per the confirmed Documents, and Party C shall use such account receivable to get finance. Prior to the obtainment of the finance, Party A shall remit the account payable to the following bank account designated by Party B and confirmed by Party C: NC No.: 2002020519100141908; name of bank: ICBC Zhuhai Branch, Nanshan Sub-branch. In the account is changed, Party B and Party C shall jointly give a written notice to Party A. After Party A remits the account payable to the aforesaid account, it shall be deemed that Party A has fulfilled its payment obligation to Party C. After the obtainment of the finance, Party A shall directly remit the account payable to Party C's designated account: A/C No.: 2002020519100141908- bank name: ICBC Zhuhai Branch, Nanshan Sub-branch.

To simplify the account settlement process, Party A shall fully pay the price of the set-top boxes (unit price of RMB 464.5, inclusive of the portion of RMB 32 payable to Party B) to the special account for receiving the account payable opened by Party C at the loan bank. After that, Party C shall pay an amount of RMB 32 per set to Party B.

3.4 After the obtainment of the finance, if only Party A has made payment to the account designated by Party C's loan bank, it shall be deemed that Party A has fulfilled its payment obligation.

4. QUANTITY AND AFTER-SALE SERVICES

4.1 it is agreed by the Parties that 100,000 sets of set-top boxes will be produced and supplied hereunder. The set-top boxes shall be delivered according to the following schedule (tentative):

Baoding City Digital TV Set-top Box Supply Contract	Contract No.: BP20080111

8,000 sets shall be delivered by the end of September 2007; 20,000 sets shall be delivered on or before October 28, 2007; 40,000 sets shall be delivered on or before November 15, 2007; and 30,000 sets shall be delivered on or before December 15, 2007.

4.2 It is agreed by the Parties that Party A may adjust the monthly delivery plan as per the actual progress of the Overall Conversion, provided that Party A must give a written notice to Party B and Party C at least 7 days prior to the scheduled delivery.

4.3 Party C shall provide the after-sale services (such as guaranteed repair and maintenance) for the set-top boxes supplied hereunder, including provision of certain quantity of standby products, free package and product updates according to Party A's requirement. It is agreed by the Parties that the free exterior package provided by Party C to Party A shall be no more than 8% of the total quantity of the products supplied hereunder; the free replaced set-top boxes (including the exterior case, remote controller and cable thereof) shall be no more than 5% of the total quantity of the products supplied hereunder. In case of any excess, Party C may charge the costs against Party A pro rata. The ownership of the standby products freely provided to replace the defective or malfunctioned set-top boxes (no more than 1% of the quantity of products in the batch) shall reserved by Party C.

5. DELIVERY, INVOICING AND PAYMENT

5.1 It is agreed that Party A shall pay the Contract Price in several installments within a period of three years.

5.2 Upon delivery of the products, Party C shall issue a VAT invoice at the full price of the products in the batch to Party B. Party B shall issue a VAT invoice at the full price of the products in the batch to Party A prior to Party A's payment. Regardless of the issuance of the invoice by Party C or Party B, Party A shall make a confirmation on the delivery of products by Party C and the price payable to Party C. If Party A delays to pay the due and payable amount due to Party B's failure in issuing the VAT invoice to Party A, Party B shall be subject to the liabilities for breach of contract accordingly.

5.3 Other than 8,000 set of products delivered in the first batch, Party A shall fax a Delivery Notice to Party B and Party C at least one week prior to the delivery of each batch, including the quantity and delivery date, etc. Party C shall timely deliver the products after the receipt of the Delivery Notice. If Party C fails to deliver the products on time, it shall notify Party A and Party C of the specific delivery date within two business days. In addition, Party C shall give a written notice to Party B for borrowing the products from the Central Warehouse. If Party C obtains the finance from its bank with the said account receivable, Party A shall make the payment to Party C's bank.

5.4 Party C shall deliver the products to Party A as the Delivery Notice. If the products pass the inspection, Party A shall issue a Preliminary Inspection Report to Party B, Party C and Party C's loan bank. The Acceptance Report and the Confirmation of Acceptance of Equipment in the Batch (collectively as "Documents") issued by Party A shall be the evidence of its acceptance of the products in the batch. The date of issuance of the Documents shall be due date of payment of the product price ("Payment Due Date"). The date of issuance of the Documents shall be no later than 30 days upon delivery of the products in the batch.

Baoding City Digital TV Set-top Box Supply Contract	Contract No.: BP20080111

5.5 Party A shall pay the Price of the set-top boxes in four installments according to the amount listed in the Documents confirmed by Party A and as per the following schedule:

A. 1st Installment: 25% of the price of the set-top boxes of the batch shall be paid within one month as from the commencement date of payment;

B. 2nd Installment: 30% of the price of the set-top boxes of the batch shall be paid within 13 month as from the commencement date of payment;

C. 3rd Installment: 30% of the price of the set-top boxes of the batch shall be paid within 25 month as from the commencement date of payment;

D. 4th Installment: 15% of the price of the set-top boxes of the batch shall be paid within 37 month as from the commencement date of payment.

5.6 The base price paid by Party A to Party C's loan bank shall be RMB 464.5 per set. The amount and due date of the payment shall be subject to the terms of payment stipulated herein.

6. EFFECTIVENESS AND TERM

This Contract shall become effective as of being duly executed by the Parties and shall remain effective until all obligations of the Parties hereunder are fulfilled.

7. FORCE MAJEURE

"Force Majeure" shall mean any event can not be reasonably controlled, foreseen or avoided by the Parties, wherein any Party may be hindered from, affected by or delayed in performance of all or part of its obligations hereunder. Such events include but not limited to earthquake, typhoon, floods, fire or any other natural disaster, war, commotion, strike or any other similar events.

Upon the occurrence of any event of force majeure, the influenced party shall immediately notify the other parties in written forms within 15 days, and shall, within 20 days, provide the other parties with the supporting documents stating the details of such event and the reason of nonperformance, or partial nonperformance, or delay in performance. The influenced party may be released from the performance of its obligations or any part thereof due to the event of force majeure.

8. GOVERNING LAW AND DISPUTE SETTLEMENT

Any dispute or controversy arising from the performance of this Contract shall be settled through friendly negotiation by the Parties. In case no settlement can be reached, any Party may file an action before the competent people's court where Party A resides at in accordance with the Civil Procedural Law of the People's Republic of China.

Baoding City Digital TV Set-top Box Supply Contract	Contract No.: BP20080111

9. ENTIRE CONTRACT

If any provision of this Contract is held as invalid by the competent court or the arbitration institution according to law, the validity of other provisions of the Contract will not be prejudiced.

10. MISCELLANEOUS

Issues absent hereof shall be settled by the Parties through friendly consultations.

Party A: Daoding Bai Shi Kai Li Cable Broadcasting and TV Integrated Information Network Co., Ltd.

Signature:

Date: September 6, 2007

Party B: Vecast China Co., Ltd. Signature:

Date: September 6, 2007

Party C: I-luizhou Jiulian Technology Co., Ltd. Signature:

Date: September 6, 2007